UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

CST BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way Building D, Suite 200 San Antonio, Texas		78249
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Completion of Distribution

On May 1, 2013, Valero Energy Corporation (together with its wholly owned subsidiaries, “Valero”) completed the previously announced spin-off of its retail business through the distribution to its stockholders of eighty percent (80%) of the shares of common stock of CST Brands, Inc. (together with its wholly owned subsidiaries, “CST Brands”). To implement the distribution, Valero distributed to its stockholders one share of CST Brands common stock for every nine shares of Valero common stock outstanding as of 5:00 p.m. EST on April 19, 2013, the record date for the distribution.

In connection with the spin-off, CST Brands entered into several definitive agreements with Valero that, among other things, set forth the terms and conditions of the spin-off and provide a framework for CST Brands’ relationship with Valero after the spin-off, including the following agreements:

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Transition Services Agreements;

•	Stockholder’s and Registration Rights Agreement;

•	U.S. Fuel Supply Agreements; and

•	Petroleum Product Supply Agreement (Canada).

A more comprehensive summary of certain important terms of the definitive agreements referenced above can be found in the section entitled “Certain Relationships and Related Party Transactions— Agreements Between Us and Valero” in the Information Statement, dated as of April 19, 2013 (the “Information Statement”), attached as Exhibit 99.1 to CST Brands’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2013. The summary is qualified in its entirety by reference to the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 4.3, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, each of which is incorporated herein by reference.

Completion of 144A Offering

On May 1, 2013, CST Brands issued $550 million aggregate principal amount of its 5.0% senior notes due May 1, 2023 (the “Notes”) to Valero pursuant to an Indenture, dated as of May 1, 2013, among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”). Pursuant to an exchange agreement dated April 25, 2013 by and among Valero and an investment bank, Valero delivered the Notes to such investment bank in satisfaction of a certain short-term debt obligations in an equal principal amount of Valero held by the investment bank. Pursuant to an offering agreement dated April 25, 2013 by and among the Company and certain investment banks as initial purchasers (the “Purchasers”), the Initial Purchasers offered and sold the Notes to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transaction outside the United States in reliance on Regulation S under the Securities Act.

The Notes and guarantees under the Indenture will be senior obligations and will: (i) rank equally in right of payment to all of CST Brands’ and its subsidiary guarantors’ existing and future senior unsecured debt; (ii) rank senior in right of payment to any of CST Brands’ and its subsidiary guarantors’ existing and future debt that is, by its terms, expressly subordinated in right of payment to the Notes and the guarantees; (iii) rank effectively subordinate to CST Brands’ and its subsidiary guarantors’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness, including indebtedness outstanding under CST Brands’ senior secured revolving credit and term loan facilities; and (iv) be structurally subordinated to all of the existing and future liabilities, including trade payables, of CST Brands’ subsidiaries that do not guarantee the Notes.

Guarantees. The Guarantors, which are the domestic subsidiaries of CST Brands that guarantee the senior credit facility, also guarantee CST Brands’ obligations under the Notes on a senior basis.

Interest Rate. Interest on the Notes accrues at a rate of 5.0% per annum. Interest on the Notes is payable in cash semiannually in arrears on May 1 and November 1 of each year, commencing on November 1, 2013.

Optional Redemption. CST Brands may redeem the Notes, in whole or in part, at any time on or after May 1, 2018 at a price equal to 100% of the principal amount of the Notes redeemed plus a redemption price set forth in the Indenture as of the redemption date and accrued and unpaid interest. CST Brands may redeem the Notes, in whole or in part, at any time prior to May 1, 2018 at a price equal to a make-whole redemption price set forth in the Indenture as of the redemption date. CST Brands is also entitled to redeem up to 35% of the aggregate principal amount of the Notes before May 1, 2016 with an amount of cash not greater than the net cash proceeds that it raises in certain equity offerings at a redemption price equal to 105.0% of the principal amount of the Notes being redeemed.

Repurchase upon Change of Control. If a change of control occurs, each holder of the Notes may require CST Brands to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest and special interest, if any, to the date of repurchase.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict CST Brands’ ability (as well as the ability of CST Brands’ restricted subsidiaries) to: incur, assume or guarantee additional indebtedness or issue certain preferred stock; declare or pay dividends, redeem, repurchase or retire CST Brands’ capital stock or subordinated indebtedness or make other distributions to stockholders; make specified types of investments; create liens or use assets as security in other transactions; enter into agreements that restrict dividends or other payments from CST Brands’ restricted subsidiaries to CST Brands; consolidate or merge with or into, or sell, transfer, lease or dispose of all or substantially all of CST Brands’ assets to, another person; enter into transactions with affiliates; designate unrestricted subsidiaries; and enter into new lines of business. However, many of these covenants will cease to apply if the Notes are rated investment grade from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group and there is no default under the Indenture.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs other than due to bankruptcy or insolvency, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable.

The foregoing description of the Indenture is qualified in its entirety by the Indenture (and the form of notes included therein) which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference.

Noteholders Registration Rights Agreement

In connection with the issuance of the Notes, CST Brands entered into a Registration Rights Agreement dated as of May 1, 2013 with the Purchasers (the “Noteholders Registration Rights Agreement”), which will give holders of the Notes certain exchange and registration rights with respect to the Notes. Pursuant to the Noteholders Registration Rights Agreement with respect to the Notes, CST Brands and the Guarantors have agreed to file an exchange offer registration statement registering exchange notes with the SEC that will have substantially identical terms as the Notes on or prior to the 270th calendar day after the closing of offering of the Notes, and to use commercially reasonable efforts to have the registration statement declared effective on or prior to the 360th calendar day following the closing. Further, CST Brands and the subsidiary guarantors are required to file and to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resale of the Notes under certain circumstances. Holders of the Notes will be entitled to the payment of special interest if CST Brands if the registration statement is not filed, if CST Brands fails to complete the registration or CST Brands fails to consummate the exchange offer by the applicable deadlines and in certain other circumstances as provided in the Registration Rights Agreement.

The foregoing description of the Noteholders Registration Rights Agreement is qualified in its entirety by the Noteholders Registration Rights Agreement which is attached as Exhibit 4.2 to this Current Report on 8-K and is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the offering of the Notes pursuant to Rule 144A under the Securities Act, including the information set forth under the subheading “Indenture,” is incorporated by reference in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the time CST Brands’ Registration Statement on Form 10 was declared effective, the members of the Board of Directors of CST Brands (the “Board”) consisted of Kimberly S. Bowers, Roger G. Burton, Michael S. Ciskowski and S. Eugene Edwards. On April 29, 2013, the Board adopted resolutions, which, effective April 30, 2013, increased the size of the Board from four members to nine members and, to fill the resulting vacancies, appointed Donna M. Boles, Ruben M. Escobedo, William G. Moll, Alan Schoenbaum and Michael Wargotz to the Board. Mr. Burton, Mr. Ciskowski and Mr. Edwards have been designated as Class I directors; Ms. Boles, Mr. Wargotz and Ms. Bowers have been designated as Class II directors; and Mr. Schoenbaum, Mr. Escobedo and Mr. Moll have been designated as Class III directors.

The Board appointed Ms. Boles, Mr. Edwards and Mr. Schoenbaum to the Compensation Committee; Mr. Wargotz and Mr. Moll to the Nominating and Governance Committee; and Mr. Escobedo to the Audit Committee. After giving effect to Mr. Escobedo’s appointment, the Audit Committee is now comprised of Mr. Escobedo, Mr. Burton and Mr. Ciskowski.

The Board has determined that Mr. Escobedo, Mr. Burton, Ms. Boles, Mr. Schoenbaum, Mr. Wargotz and Mr. Moll qualify as independent directors under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange (“NYSE”) and that Mr. Escobedo and Mr. Burton satisfy the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable NYSE Rules. The Board also determined that Mr. Escobedo, Mr. Burton, Ms. Boles, Mr. Schoenbaum, Mr. Wargotz and Mr. Moll are “outside directors” under the requirements of Section 162(m) of the Internal Revenue Code of 1986 and “non-employee directors” as such term is defined by the rules and regulations of the SEC.

Additionally, CST Brands entered into CST Brands’ newly adopted standard indemnification agreement for directors with each of the members of its Board of Directors and certain of its senior officers (each, an “Indemnification Agreement”). These individuals include the following board members: Ms. Boles, Mr. Escobedo, Mr. Moll, Mr. Schoenbaum, Mr. Wargotz, Mr. Burton, Mr. Ciskowski, Mr. Edwards, and Ms. Bowers; and the following named executive officers: Ms. Bowers, Clayton E. Killinger, Charles (Hal) Adams, Anthony P. Bartys and Stephan F. Motz (each, an “Indemnitee”).

Pursuant to the Indemnification Agreements, CST Brands agreed to indemnify the Indemnitees against all expenses, liability and loss, subject to certain limitations, arising out of their respective duties with CST Brands. The Indemnification Agreements provide indemnification in addition to the indemnification provided by the Amended and Restated Certificate of Incorporation of CST Brands, the Amended and Restated Bylaws of CST Brands, insurance and applicable law. Among other things, the Indemnification Agreements expressly provide indemnification for the Indemnitees for expenses, judgments, penalties, fines and amounts paid in settlement actually or reasonably incurred by each of them in connection with any Proceeding (as defined in the Indemnification Agreement, and other than a Proceeding by or in the right of CST Brands to procure a judgment in its favor) or any claim, issue or matter therein, which relates to their respective duties with CST Brands, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of CST Brands. The Indemnity Agreement also provides for indemnification of expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with a Proceeding in the right of CST Brands, but only if the Indemnitee is not finally adjudged to be liable to CST Brands. In addition, CST Brands has agreed to advance expenses, subject to certain limitations, incurred by Indemnitees in connection with any Proceeding to which they are a party or are threatened to be made a party as a result of their respective duties with CST Brands.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the form of Indemnification Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K, which is incorporated herein by reference.

A copy of CST Brands’ press release announcing the appointment of Donna M. Boles, Ruben M. Escobedo, William G. Moll, Alan Schoenbaum and Michael Wargotz is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the spin-off, effective April 30, 2013, CST Brands amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws can be found in the section entitled “Description of Our Capital Stock” in the Information Statement, which description is incorporated herein by reference.

The description is qualified in its entirety by reference to CST Brands’ Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, each of which is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 29, 2013, the Board of the Company adopted the Company’s Code of Business Conduct and Ethics (the “Ethics Code”) and the Company’s Code of Ethics for Senior Financial Officers (“Financial Officers Ethics Code”). The Ethics Code applies to all of the Company’s directors and employees, including its Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and the Financial Officers Ethics Code applies to the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer.

The Ethics Code and the Financial Officer’s Ethics Code have been or will be posted as soon as practicable in the Investors section of the Company’s website, www.cstbrands.com, under Corporate Governance. The description is qualified in its entirety by reference to CST Brands’ Ethics Code and Financial Officers Ethics Code filed with this Current Report on Form 8-K as Exhibits 14.1 and 14.2, respectively, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On May 1, 2013, CST Brands issued a press release announcing completion of the spin-off. A copy of that press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.

Safe Harbor Statement

Statements contained in Exhibit 99.2 to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Energy Corporation.

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Indenture, dated May 1, 2013, among CST Brands, Inc., the Guarantors named therein and U.S. Bank National Association (including a form of notes), as Trustee relating to the $550 million 5.0% Senior Notes due 2023.

4.2	Registration Rights Agreement, dated as of May 1, 2013, among CST Brands, Inc. and the initial purchasers named therein, relating to the $550 million 5.0% Senior Notes due 2023.

4.3	Stockholder’s and Registration Rights Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Energy Corporation.

10.1	Transition Services Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Services, Inc.

10.2	Transition Services Agreement, dated April 29, 2013, between CST Canada Co. and Ultramar Ltd.

10.3	Tax Matters Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Energy Corporation.

10.4	Employee Matters Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Energy Corporation.

10.5	Branded Distributor Marketing Agreement, dated May 1, 2013, between CST Marketing and Supply Company and Valero Marketing and Supply Company.**

10.6	Master Agreement, dated May 1, 2013, between CST Marketing and Supply Company and Valero Marketing and Supply Company.**

10.7	Petroleum Product Sale Agreement, dated May 1, 2013, between CST Marketing and Supply Company and Valero Marketing and Supply Company.**

10.8	Petroleum Product Supply Agreement, dated May 1, 2013, between CST Canada Co. and Ultramar Ltd.**

10.9	Form of Director and Officer Indemnification Agreement.

14.1	Code of Business Conduct and Ethics

14.2	Code of Ethics for Senior Financial Officers

99.1	Press release to be issued by CST Brands, Inc., dated May 2, 2013, regarding the appointment of directors.

99.2	Press release issued by CST Brands, Inc., dated May 1, 2013, regarding the effective date of the distribution.

**	Certain terms, which are noted with “[*.*]”, have been redacted pursuant to a confidential treatment request. The redacted information has been separately provided to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CST Brands has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.
Date: May 1, 2013

	By:	/s/ Cynthia P. Hill
Cynthia P. Hill
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Energy Corporation.

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Indenture, dated May 1, 2013, among CST Brands, Inc., the Guarantors named therein and U.S. Bank National Association (including a form of notes), as Trustee relating to the $550 million 5.0% Senior Notes due 2023.

4.2	Registration Rights Agreement, dated as of May 1, 2013, among CST Brands, Inc. and the initial purchasers named therein, relating to the $550 million 5.0% Senior Notes due 2023.

4.3	Stockholder’s and Registration Rights Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Energy Corporation.

10.1	Transition Services Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Services, Inc.

10.2	Transition Services Agreement, dated April 29, 2013, between CST Canada Co. and Ultramar Ltd.

10.3	Tax Matters Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Energy Corporation.

10.4	Employee Matters Agreement, dated April 29, 2013, between CST Brands, Inc. and Valero Energy Corporation.

10.5	Branded Distributor Marketing Agreement, dated May 1, 2013, between CST Marketing and Supply Company and Valero Marketing and Supply Company.**

10.6	Master Agreement, dated May 1, 2013, between CST Marketing and Supply Company and Valero Marketing and Supply Company.**

10.7	Petroleum Product Sale Agreement, dated May 1, 2013, between CST Marketing and Supply Company and Valero Marketing and Supply Company.**

10.8	Petroleum Product Supply Agreement, dated May 1, 2013, between CST Canada Co. and Ultramar Ltd.**

10.9	Form of Director and Officer Indemnification Agreement.

14.1	Code of Business Conduct and Ethics

14.2	Code of Ethics for Senior Financial Officers

99.1	Press release to be issued by CST Brands, Inc., dated May 2, 2013, regarding the appointment of directors.

99.2	Press release issued by CST Brands, Inc., dated May 1, 2013, regarding the effective date of the distribution.